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                   Consent of Independent Public Accountants





The Board of Directors
Zions Bancorporation:

We consent to the incorporation by reference in Zions Bancorporation's Registration Statement (Form S-8) pertaining to the Zions Bancorporation 1994 Non-qualified Stock Options, of our report dated January 25, 1994, relating to the consolidated financial statements of Zions Bancorporation as of December 31, 1993 and 1992 and for each of the years in the three year period then ended, which report appears in the December 31, 1993 Annual Report on Form 10-K of Zions Bancorporation. Our report refers to changes in methods of accounting relating to the adoption of provisions of the Financial Accounting Standards Board's Statements of Financial Accounting Standards No. 106, Employers' Accounting for Postretirement Benefits Other Than Pensions, No. 109, Accounting for Income Taxes, and No. 115, Accounting for Certain Investments in Debt and Equity Securities.




                             KPMG Peat Marwick LLP

Salt Lake City, Utah

March 3, 1995








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